Exhibit 99.1



                 Dayton Superior Reports Third Quarter
          Results and Commitment to Increase Line of Credit

   DAYTON, Ohio--(BUSINESS WIRE)--Nov. 11, 2003--Dayton Superior Corporation reported today that sales for the third quarter of 2003 totaled $101.0 million, an 8.9% decline from year earlier third quarter sales of $110.9 million. Sales declined as the lagging domestic economy continued to adversely impact non-residential construction activity during the recent quarter.
   Gross margin for the third quarter of 2003 was 24.5% as compared to 33.0% in the third quarter of 2002. This was primarily due to decreased revenues as well as higher operating expenses, such as steel, insurance, and depreciation. Dayton's SG&A increased to $23.1 million in the recent quarter from $21.4 million in the third quarter of 2002, primarily due to the recent acquisition of Safway Formwork Systems.
   Income from operations in the recent quarter totaled $1.0 million versus $12.8 million in the third quarter of 2002. The Company reported a net loss of $6.4 million in the third quarter of 2003, versus net income of $2.6 million in the third quarter of 2002.
   Dayton Superior also reported today that it has received a commitment from GE Capital for an $80 million senior secured revolving credit facility. This credit facility would be used to refinance the existing $50 million revolving credit facility and will provide the Company with substantial liquidity to manage the business and future growth opportunities. The proposed facility will have no financial covenants, and will be subject to availability under a borrowing base calculation. Closing of this transaction is contingent upon normal due diligence and is expected to close by year end.
   Third quarter 2003 Credit Agreement EBITDA (see definition and reconciliation to net income (loss) following the last financial table in the accompanying tables) totaled $8.4 million versus $20.4 million in the like quarter of 2002. Dayton's Credit Agreement EBITDA margin (see definition following the last financial table in the accompanying tables) was 8.4% in the recent quarter versus 18.4% in the third quarter of 2002.
   Sales for the first three quarters of 2003 totaled $278.5 million, versus $305.5 million in the year earlier period. Gross margins declined to 27.6% for the first three quarters of 2003 versus 32.6% in the first three quarters of 2002 as declining rental revenues and product volume impacted profitability. SG&A expenses for the first three quarters declined 6.9% year-over-year as management continued its efforts to minimize costs. For the most recent nine months, Dayton Superior achieved an operating income of $12.4 million versus $29.2 million in the first three quarters of 2002. The Company reported a net loss of $12.2 million for the first three quarters of 2003 versus the net loss of $14.7 million reported in the first three quarters of 2002. Included in the 2002 loss was a goodwill write-down of $17.1 million after taxes. For the first three quarters of 2003, Dayton Superior achieved Credit Agreement EBITDA (see definition and reconciliation to net income (loss) following the last financial table in the accompanying tables) of $32.2 million versus $47.5 million in the year earlier nine months. The Company's Credit Agreement EBITDA margin (see definition following the last financial table in the accompanying tables) was 11.5% for the first nine months of 2003 versus 15.5% for the same period of 2002.
   Based on preliminary internal estimates, management expects that Credit Agreement EBITDA (see definition and reconciliation to net loss, following the last financial table in the accompanying tables) in the fourth quarter of 2003 will be in the range of $9.0 million to $11.0 million. Actual results for the quarter will depend on numerous factors, many of which are beyond the Company's control.
   Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "Sales volumes continue to be negatively affected by weak construction markets. Lower sales of used rental equipment also hurt our sales and gross margins. We also experienced higher operating expenses, such as steel, depreciation and insurance. One response to these higher costs was to increase our prices effective October 1, 2003. The market appears to be accepting this increase and we intend to make other increases if steel and other costs continue to rise. Despite the difficult non-residential construction market, we continue to take the steps necessary to position the Company for the market recovery that we believe will occur."
   "During the quarter, we completed the acquisition of certain assets of Safway Formwork Systems from ThyssenKrupp AG and we are ahead of our goals in integrating this acquisition. Safway sells and rents European style concrete forming and shoring systems, an area in which our Symons division has become increasingly active.
   "We are also excited about our relationship with GE Capital and the increased liquidity and flexibility the $80 million revolving line of credit will bring."
   The Company has scheduled a conference call at 11:00 a.m. ET, November 12, 2003 to discuss the third quarter 2003 results. The conference call can be accessed by dialing 1-952-556-2833. A replay of the call will be available from 2:00 p.m. ET on November 12, 2003 through 11:59 p.m. on November 21, 2003 by calling 1-800-615-3210 and entering reservation #311586.

   Dayton Superior Corporation is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.

   Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt we must service; the effects of weather and the seasonality of the construction industry; our ability to implement cost savings programs successfully and on a timely basis; and Dayton Superior's ability to successfully integrate acquisitions on a timely basis. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current Reports on Form 8-K, and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

                            (tables follow)


                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                        For the fiscal quarter ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Net Sales                               $     100,988   $     110,895

Cost of Sales                                  76,259          74,272
Gross Profit                                   24,729          36,623
Gross Margin                                    24.5%           33.0%

Selling, General & Administrative              23,074          21,349
Selling, General & Administrative %             22.8%           19.2%
Facility Closing and Severance Expenses           499           2,285
Amortization of Intangibles                       184             150
Operating Income                                  972          12,839
Operating Margin                                 1.0%           11.6%

Interest Expense                               11,199           8,468
Other Expense                                      27              59
Income (Loss) Before Income Taxes             (10,254)          4,312
Pretax Margin                                  (10.2%)           3.9%

Provision (Benefit) for Income Taxes           (3,861)          1,725
Effective Tax Rate                              37.7%           40.0%




Net Income (Loss)                       $      (6,393)  $       2,587

Credit Agreement EBITDA(A)              $       8,428   $      20,359

Credit Agreement EBITDA Margin(A)                8.4%           18.4%

(A) See definition and reconciliation to net income (loss) following the last financial table.

                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                                For the fiscal
                                              nine months ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Net Sales                               $     278,496   $     305,512

Cost of Sales                                 201,755         205,785
Gross Profit                                   76,741          99,727
Gross Margin                                    27.6%           32.6%

Selling, General & Administrative              62,689          67,365
Selling, General & Administrative %             22.5%           22.0%
Facility Closing and Severance Expenses         1,243           2,859
Amortization of Intangibles                       443             301
Operating Income                               12,366          29,202
Operating Margin                                 4.4%            9.6%

Interest Expense                               28,272          24,881
Loss on Early Extinguishment
 of Long-Term Debt                              2,480              --
Other Expense                                     164             209
Income (Loss) Before Income Taxes             (18,550)          4,112
Pretax Margin                                   (6.7%)           1.3%

Benefit for Income Taxes                       (6,307)          1,645
Effective Tax Rate                              34.0%           40.0%
Net Income (Loss) Before Cumulative
 Effect of Change in Accounting
 Principle                                    (12,243)          2,467

Cumulative Effect of Change in
 Accounting Principle, Net of Income
 Tax Benefit of $2,754                             --         (17,140)

Net Loss                                $     (12,243)  $     (14,673)

Credit Agreement EBITDA(A)              $      32,162   $      47,451

Credit Agreement EBITDA Margin(A)               11.5%           15.5%

(A) See definition and reconciliation to net loss following the last financial table.

                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Sales:
    Construction Products Group         $      75,867   $      81,475
    Symons                                     30,871          35,520
    Intersegment Eliminations                  (5,750)         (6,100)
                                         -------------   -------------
        Net Sales                       $     100,988   $     110,895

Income from Operations:
    Construction Products Group         $       4,473   $      10,298
    Symons                                      3,574           8,681
    Corporate                                  (4,274)         (2,474)
    Intersegment Eliminations                  (2,801)         (3,666)
                                         -------------   -------------
        Income from Operations          $         972   $      12,839

                                                For the fiscal
                                              nine months ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Sales:
    Construction Products Group         $     202,805   $     224,931
    Symons                                     91,670          97,680
    Intersegment Eliminations                 (15,979)        (17,099)
                                         -------------   -------------
        Net Sales                       $     278,496   $     305,512

Income from Operations:
    Construction Products Group         $      14,021   $      25,996
    Symons                                     17,446          20,109
    Corporate                                 (10,819)         (8,279)
    Intersegment Eliminations                  (8,282)         (8,624)
                                         -------------   -------------
        Income from Operations          $      12,366   $      29,202

                      Dayton Superior Corporation
                 Supplementary Information, Unaudited

                                         % Change 2003 vs. 2002
                                   Third Quarter  First Three Quarters
Results of Operations:

Net Sales by Segment:

    Construction Products Group        (6.9%)            (9.8%)
    Symons                            (13.1%)            (6.2%)

Net Sales                              (8.9%)            (8.8%)
Gross Profit                          (32.5%)           (23.0%)

Selling, General & Administrative       8.1%             (6.9%)
Facility Closing &
 Severance Expenses                   (78.2%)           (56.5%)
Amortization of Intangibles            22.7%             47.2%

Operating Income                      (92.4%)           (57.7%)

Credit Agreement EBITDA(A)            (58.6%)           (32.2%)

(A) See definition and reconciliation to net income (loss) following the last financial table.

                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                             As of:
                           Sept. 26, 2003 Sept. 27, 2002 Dec. 31, 2002
Summary Balance Sheet:
Cash                       $       1,668  $       4,134  $      2,404
Accounts Receivable, Net          71,981         73,758        61,165
Inventories                       50,713         53,833        47,911
Other Current Assets              18,540         12,012        17,257
Total Current Assets             142,902        143,737       128,737
Rental Equipment, Net             87,142         63,841        63,160
Property & Equipment, Net         62,471         60,550        61,246
Goodwill & Other Assets          118,180        120,497       120,828
Total Assets               $     410,695  $     388,625  $    373,971

Current Portion of
 Long-Term Debt            $       2,577  $       5,878  $      6,991
Accounts Payable                  24,173         27,849        25,667
Other Current Liabilities         27,180         31,498        30,328
Total Current Liabilities         53,930         65,225        62,986
Long-Term Debt                   337,731        300,249       292,545
Other Long-Term
 Liabilities                      21,848         20,889        22,681
Shareholders'
 Equity (Deficit)                 (2,814)         2,262        (4,241)
Total Liabilities &
 Shareholders'
 Equity (Deficit)          $     410,695  $     388,625  $    373,971

                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                                For the fiscal
                                              nine months ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Net Loss                                $     (12,243)  $     (14,673)
Non-Cash Adjustments to Net Loss                4,206          19,937
Changes in Assets and Liabilities             (20,026)        (26,213)
Net Cash Used in Operating Activities         (28,063)        (20,949)

Property, Plant and
 Equipment Additions, Net                      (5,850)         (6,391)
Rental Equipment Additions, Net                 4,689          12,233
Acquisition                                   (13,535)             --
Net Cash Provided By (Used in)
 Investing Activities                         (14,696)          5,842

Financing Activities                           41,557          14,166
Other, Net                                        466              86
Net Decrease in Cash                    $        (736)  $        (855)

                      Dayton Superior Corporation
       Definition and Reconciliation of Credit Agreement EBITDA
                    to Net Income (Loss), Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Net Income (Loss)                       $      (6,393)  $       2,587
Provision (Benefit) for Income Taxes           (3,861)          1,725
Other Expense                                      27              59
Interest Expense                               11,199           8,468
                                         -------------   -------------
Income from Operations                  $         972   $      12,839
Facility Closing and Severance Expenses           499           2,285
Depreciation Expense                            6,773           5,085
Amortization of Intangibles                       184             150
                                         -------------   -------------
Credit Agreement EBITDA                 $       8,428   $      20,359

Credit Agreement EBITDA Margin:
    Credit Agreement EBITDA             $       8,428   $      20,359
    Net Sales                                 100,988         110,526
                                         -------------   -------------
    Credit Agreement EBITDA Margin               8.4%           18.4%


                                                For the fiscal
                                              nine months ended:
                                        Sept. 26, 2003  Sept. 27, 2002

Net Loss                                $     (12,243)  $     (14,673)
Cumulative Effect of Change
 in Accounting Principle                           --          17,140
Benefit for Income Taxes                       (6,307)         (1,645)
Other Expense                                     164             209
Loss on Early Extinguishment
 of Long-Term Debt                              2,480              --
Interest Expense                               28,272          24,881
                                         -------------   -------------
Income from Operations                  $      12,366   $      29,202
Facility Closing and Severance Expenses         1,243           2,859
Depreciation Expense                           18,110          15,089
Amortization of Intangibles                       443             301
                                         -------------   -------------
    Credit Agreement EBITDA             $      32,162   $      47,451

Credit Agreement EBITDA Margin:
    Credit Agreement EBITDA             $      32,162   $      47,451
    Net Sales                                 278,496         305,512
                                         -------------   -------------
    Credit Agreement EBITDA Margin              11.5%           15.5%

                      Dayton Superior Corporation
       Definition and Reconciliation of Credit Agreement EBITDA
                        to Net Loss, Unaudited
                             (in millions)

                                             For the fiscal quarter
                                             ended December 31, 2003

                                                Low          High

Net Loss                                     $     (7.4)   $     (6.4)
Benefit for Income Taxes                           (3.8)         (3.3)
Interest Expense                                   11.0          11.2
                                              ----------    ----------
Income (Loss) from Operations                      (0.2)          1.5

Facility Closing and Severance Expenses             1.2           1.5
Depreciation Expense                                7.8           7.8
Amortization of Intangibles                         0.2           0.2
                                              ----------    ----------
   Credit Agreement EBITDA                   $      9.0    $     11.0


        Note:

        Credit Agreement EBITDA, as defined in our credit agreement and as we use it in this press release, is calculated as net income (loss) before cumulative effect of change in accounting principle, interest expense, loss on early extinguishment of long-term debt, provision (benefit) for income taxes, depreciation expense, amortization of intangibles, facility closing and severance expenses, and other expense. Credit Agreement EBITDA margin, as we use it in this press release, is calculated as Credit Agreement EBITDA divided by net sales. Dayton Superior believes that certain investors may find Credit Agreement EBITDA to be a useful tool for measuring our ability to service our debt and comply with the requirements of the Credit Agreement. Credit Agreement EBITDA does not represent net cash flows from operating activities, as defined by U.S. generally accepted accounting principles, and is not a substitute for operating income or net income (loss) as an indicator of operating performance or operating cash flows as a measure of liquidity. The way we calculate Credit Agreement EBITDA may differ from that used by other companies and, therefore, comparability may be limited.

    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937-428-7172
             Fax: 937-428-9115